EXHIBIT 99.1

Commentary for the Week Ended March 13, 2009

Weekly Performance Statistics 1

March 13, 2009
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-2.13%	-1.23%	-2.91%
Class B Units	-2.14%	-1.26%	-3.08%

S&P 500 Total Return Index [2]	10.79%	3.07%	-15.67%
Lehman Long Government Index [2]	-1.11%	1.56%	-7.80%
1	Subject to independent verification
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis 3

3The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary

Equity Indices

Grant Park’s positions in the domestic and international equity indices markets are predominantly short.

The U.S. equity markets moved up against Grant Park’s short positions, as better-than-expected consumer spending in the U.S. during February helped renew investor confidence.

In the European equity markets, European share prices experienced the biggest weekly increase since November 2008, resulting in losses this week for Grant Park.  The German Dax and British FTSE indices also moved upwards against short positions as sidelined investors re-entered the equity markets and pushed prices upwards.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Fixed Income

Grant Park’s positions in the domestic and international fixed income markets are predominantly long.

Long positions in the European fixed income markets accounted for the majority of sector losses this past week.

Liquidations in the European fixed income markets drove prices downwards against Grant Park’s long positions.  An upcoming Italian debt auction created fear that the European fixed income markets may become over-supplied.

Positions in the U.S. debt markets also led to setbacks last week. The strong uptrend in equities markets put pressure on the debt markets, moving prices lower to long positions.  Concerns expressed by the Chinese government regarding the safety of U.S. fixed income assets also fueled declines.  The comments from China, the largest holder of U.S. debt, lowered demand for U.S. fixed income products.

Currencies

Grant Park’s positions in the currency markets are mixed.

Mixed positions in the currency markets partially offset last week’s losses.  Long Japanese yen positions registered gains as the Nikkei 225 rallied over 5.5% and strengthened demand for Japanese assets.

Grant Park’s short Swiss franc positions also resulted in gains.  Despite the Swiss National Bank’s decision to intervene in the franc’s decline, the currency fell sharply against the dollar, resulting in profits for short positions.

2Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.